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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:
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McLeodUSA Incorporated
McLeodUSA Technology Park
6400 C Street SW PO Box 3177
Cedar Rapids, IA 52406-3177
Press and Investor Contact: Bryce E. Nemitz
Phone: 319-790-7800  Fax: 319-298-7767
bnemitz@mcleodusa.com
Web Site:  www.mcleodusa.com
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                  McLEODUSA ANNOUNCES TWO-FOR-ONE STOCK SPLIT
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CEDAR RAPIDS, IOWA - June 30, 1999 - McLeodUSA Incorporated (NASDAQ/NMS:MCLD), a
leading Integrated Communications Provider (ICP) in Midwest and Rocky Mountain states, today announced that its Board of Directors has declared a two-for-one stock split in the form of a stock dividend. The record date for the stock split will be July 12, 1999. Stockholders of record at market close on that date will receive one additional share of McLeodUSA common stock for each share held. Distribution of the additional shares will take place on July 26, 1999.

"We are extremely pleased to announce this two-for-one stock split," stated Clark McLeod, Chairman of the Board and Chief Executive Officer, "and we believe this action will help widen the distribution and enhance the marketability of McLeodUSA common stock."

McLeodUSA is a provider of integrated communications services to business and residential customers in Midwest and Rocky Mountain states; additional expansion states are planned. McLeodUSA is a facilities-oriented communications provider with 15 switches, 7,654 route miles of fiber optics network, 495,000 local lines, and 6,100 employees. In the next 12 months, our publishing subsidiaries plan to distribute nearly 21 million copies of competitive directories in 22 states, expected to reach nearly 36 million people.

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